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Exhibit 10.27

                         AMERITRADE HOLDING CORPORATION
                          1996 DIRECTORS INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT, made and entered into as of ______ (the "Grant Date") by and between Ameritrade Holding Corporation (the "Company") and __________ (the "Director");

                                WITNESSETH THAT:

         WHEREAS, the Company maintains the Ameritrade Holding Corporation 1996 Directors Incentive Plan (the "Plan"); and

         WHEREAS, the Director is a Non-Employee Director of the Company (as defined in the Plan) and as of the date first above written has been awarded a stock option under the Plan;

         NOW, THEREFORE, the Company and the Director hereby agree as follows:


            1. Option Price. This Agreement evidences the grant to the Director, pursuant to the terms of the Plan, of an option (the "Option") to purchase a total of _____ shares of Stock. The Exercise Price of each share subject to the Option shall be ____. The Option is not intended to be, and will not be treated as an "incentive stock option" as that term is used in section 422 of the Code.

            2. Vesting and Expiration. Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable with respect to one-third of the shares of Stock awarded under this Agreement on the first anniversary of the Grant Date, and shall become vested and exercisable with respect to an additional one-third of the shares of Stock under this Agreement on each subsequent anniversary until such time as the Option is fully exercisable. The Option shall expire as of the Expiration Date set forth in the Plan which shall be earlier of (a) the ten-year anniversary of the Grant Date or, (b) the one-year anniversary of the date on which the Director's service as a director of the Company terminates for cause.

            3. Exercise. After the Option becomes vested or exercisable pursuant to paragraph 2 and prior to the Expiration Date, the Option, to the extent then vested or exercisable, may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of shares of Stock which the Director elects to purchase and must be accompanied by payment of the Option Price (including any applicable withholding taxes) for such shares of Stock indicated by the Director's election. Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to the Company, by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the shares of Stock, or any combination thereof. The Director may pay the Option Price by authorizing Ameritrade, Inc. (or such other suitable party designated by the Company) to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

            4. Restriction on Sale of Shares. The Director's right to sell any shares acquired by exercise of this Option shall be subject to the terms, conditions and restrictions of the Ameritrade equity ownership and disposition guidelines.


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            5. Nontransferability. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Director's lifetime only by the Director.

            6. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

            7. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Director from the office of the Secretary of the Company.

            8. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Director.

            9. Director and Shareholder Status. This Agreement does not constitute a contract of continued service and does not give the Director the right to be retained as a director of the Company. This Agreement does not confer upon the Director or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock pursuant to the exercise of the Option.

            10. Amendment. This Agreement may be amended by written agreement of the Director and the Company, subject to the consent of the Committee, without the consent of any other person.

            11. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

         IN WITNESS WHEREOF, the Director has hereunto set his or her hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written and the Director hereby acknowledges that the terms and conditions of the Agreement have been read and understood.






                                                        DIRECTOR


                                                        ------------------------


                                                        AMERITRADE HOLDING CORP.

                                                        By:
                                                            --------------------


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